United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 22, 2013

MDU COMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way

Totowa, New Jersey 07512

(Address of principal executive offices including zip code)

(973) 237-9499

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on July 9, 2012 MDU Communications International, Inc. (the “Company”) entered into an Acquisition Agreement with Multiband Corporation (“Multiband”). On May 22, 2013, the Company received notice from Multiband that in connection with Multiband entering into a merger agreement with Goodman Networks Inc., that Multiband was terminating the Acquisition Agreement with the Company pursuant to Section 10.1.3.

Item 8.01	OTHER EVENTS

The Company is currently in discussions with its lenders for the extension of its $30 million credit facility, which matures on June 30, 2013, while the Company evaluates strategic options, including merger, sale of the Company or sale of Company assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson Chief Executive Officer

Dated: May 23, 2013